EXHIBIT 10.24

AMENDMENT No. 7 TO TERM NOTE

This Amendment to the Term Note (“Amendment No. 7”) is dated August 11, 2016 by and among SofTech, Inc., a Massachusetts corporation with offices at 650 Suffolk Street, Suite 415, Lowell, MA 01854 (the “Borrower”) and EssigPR, Inc., a Puerto Rico corporation and Joe Daly (the “Lender”).

WHEREAS, the Borrower and Lender are parties to that certain Term Note dated October 1, 2014 which was amended through an agreement dated April 2, 2015 (“Amendment”) and on July 15, 2015 (“Amendment No. 2”) and on October 16, 2015 (“Amendment No. 3”) and on November 30, 2015 (“Amendment No. 4”) and on January 8, 2016 (“Amendment No. 5”) and on April 11, 2016 (“Amendment No. 6”);

WHEREAS, the Term Note, as amended, is due and payable in full on July 10, 2016; and

WHEREAS, the Borrower and Lender have agreed to increase the principal amount from $753,551 to $1,003,551, to extend the due date an additional three months to October 10, 2016 or such earlier time as may be mutually agreed between the parties and to secure these borrowings with accounts receivable and the assets, tangible and intangible, of the PLM business.

NOW, THEREFORE, in consideration of the foregoing and the agreements contained herein, the parties agree as follows:

1.

Principal Due. Section 1. entitled “Promise to Pay.” of the Term Note, as amended, shall be amended by changing the principal amount due under the Term Note from $753,551 to $1,003,551 to reflect the additional advance of $250,000.

2.

Collateral. Section 3. entitled “Collateral.” Of the Term Note, as amended, shall be amended by adding the assets, tangible and intangible, of the PLM business to the accounts receivable which shall be collateral to ensure the repayment of amounts due under this Term Note, as amended.

3.

Term. Section 6. entitled “Term.” of the Term Note, as amended, shall be amended by changing the due date from July 10, 2016 to October 10, 2016.

All other terms and conditions detailed in the Term Note, as amended, shall remain unchanged.

BORROWER	LENDER
SofTech, Inc.	EssigPR, Inc.

By: /s/Joseph P. Mullaney	By: /s/Joseph Daly

Its: CEO	Its: CEO

Date: August 11, 2016	Date: August 11, 2016